Exhibit 10.2

U.S. ENERGY CORP.

COMMON STOCK

SUBSCRIPTION AGREEMENT

Common Stock Shares

Date: March 4, 2021	Subscription Commitment: US $382,535.65

1. Subscription:

(a) APEG Energy II, L.P., a Texas limited partnership (the “Participant”) hereby applies to purchase restricted Common Stock (the “Common Stock” or the “Shares” or the “Securities”) of U.S. Energy Corp., a Wyoming corporation (the “Company”), in the amount set forth below its signature on the signature page of this Agreement, in accordance with the terms and conditions of this Subscription Agreement (the “Subscription” or “Agreement”).

(b) Each Share has a price per share of US $4.21 (the “Purchase Price”, which term, depending on its context shall also refer to the aggregate consideration due from Participant for the aggregate amount of Shares purchased by such Participant hereunder, in an amount equal to the Purchase Price multiplied by the number of Shares purchased). The Purchase Price per share represents a 9.9% discount to the ten-day volume weighted average price (“VWAP”) from the Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the ten trading days immediately preceding the signing of Agreement.

(c) Before this Subscription is considered, the Participant must complete, execute and deliver to the Company the following:

(i) This Subscription.

(ii) The Certificate of Accredited Investor Status, attached hereto as Exhibit A.

(iii) The Participant’s wire transfer in the amount set forth on the signature page hereof in the amount of the aggregate Purchase Price in exchange for the Shares purchased, sent according to the Company’s instructions.

(d) This Subscription is irrevocable by the Participant.

(e) This Subscription is not transferable or assignable by the Participant.

(f) This Subscription may be rejected in whole or in part by the Company in its sole discretion prior to the Closing (as defined in Section 1(h) hereof), regardless of whether Participant’s funds have theretofore been deposited by the Company. Participant’s execution and delivery of this Subscription will not constitute an agreement between the undersigned and the Company until this Agreement has been accepted and executed by the Company. In the event this Subscription is rejected by the Company, all funds and documents tendered by the Participant shall be returned and the parties’ obligations hereunder, shall terminate.

(g) For purposes of this Agreement:

(i) “Affiliate” means (x) any Person directly or indirectly controlling, controlled by or under common control with another Person, or (y) any manager, director, officer, partner or employee of a Person; a Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through ownership of voting securities, by contract, or otherwise.

(ii) “Material Adverse Effect” means any change, event, development or occurrence, individually or with all other changes, events, developments or occurrences, that has or is reasonably likely to (a) have a material adverse effect on the business, prospects, assets, results of operations or financial condition of the Company or (b) prevent or materially delay consummation of the transactions contemplated hereby or otherwise prevent the Company from performing its obligations under this Agreement on a timely basis in any material respect.

(iii) “Person” means any individual, corporation, partnership, joint venture, limited liability company, trust, unincorporated organization or governmental entity.

(h) The closing (the “Closing”) of this offering (the “Offering”) is scheduled to occur as soon as possible. The date that the Offering closes shall be the “Closing Date” for the purposes of this Agreement.

(i) Conditions to Closing. Closing shall be conditioned upon the following, unless waived in writing by the Company and the Participant:

(i) Board Approval: The Board of Directors of the Company shall have approved the transactions contemplated by this Subscription and the other transaction documents and the issuance of the Securities. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Closing.

(j) Participant hereby agrees not to, and will cause its Affiliates not to, enter into any “put equivalent position” as such term is defined in Rule 16a-1 under the Securities Exchange Act of 1934, as amended, or short sale position with respect to the Securities either prior to Closing or at any time that Participant holds any Shares.

2. Representations by Participant. In consideration of the Company’s potential acceptance of the Subscription, Participant makes the following representations and warranties to the Company, which warranties and representations shall survive any acceptance of the Subscription by the Company:

(a) Without limiting its right to rely upon the representations and warranties of the Company in Section 3, prior to the time of purchase of the Shares, Participant has had an opportunity to review the Company’s reports, schedules, forms, statements and other documents filed by it with the United States Securities and Exchange Commission (the “SEC Reports”) (which filings can be accessed by going to http://www.sec.gov/edgar/searchedgar/companysearch.html, typing “US Energy Corp” in the “Company name” field, and clicking the “Search” button), and Participant has had the opportunity to ask questions and receive any additional information from persons acting on behalf of the Company to verify Participant’s understanding of the terms thereof and of the Company’s business and status thereof.

Subscription Agreement	2	U.S. Energy Corp.

(b) Participant acknowledges that Participant has not seen, received, been presented with, or been solicited by any leaflet, public promotional meeting, newspaper or magazine article or advertisement, radio or television advertisement, or any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)) with respect to the Securities.

(c) The Securities are being acquired for Participant’s own account and not with a view to resale the Securities in violation of the Securities Act.

(d) Participant acknowledges that the Securities have not been registered under the Securities Act or qualified under any blue sky laws, in reliance, in part, on Participant’s representations, warranties and agreements made herein.

(e) Other than the rights specifically set forth in this Subscription and disclosed in the SEC Reports, Participant represents, warrants and agrees that the Company and the officers of the Company (the “Company’s Officers”) are under no obligation to register or qualify the Securities under the Securities Act or under any state securities law, or to assist the undersigned in complying with any exemption from registration and qualification.

(f) Participant represents that Participant is (i) an “accredited investor” as such term is defined in Rule 501 of the Securities Act, and has executed the Certificate of Accredited Investor Status, attached hereto as Exhibit A.

(g) Participant understands that the right to transfer the Securities will be restricted unless the transfer is not in violation of the Securities Act and any other applicable state or foreign securities laws.

(h) Participant has been advised to consult with its own attorney or attorneys regarding all legal matters concerning an investment in the Company and the tax consequences of purchasing the Securities, and has done so, to the extent Participant considers necessary.

(i) Participant acknowledges that the tax consequences of investing in the Company will depend on particular circumstances, and neither the Company, the Company’s Officers, any other investors, nor the partners, shareholders, members, directors, agents, officers, employees, affiliates or consultants of any of them, will be responsible or liable for the tax consequences to Participant of an investment in the Company. Participant will look solely to and rely upon its own advisers with respect to the tax consequences of this investment.

(j) All information which Participant has provided to the Company concerning Participant, its financial position and its knowledge of financial and business matters, and any information found in the Certificate of Accredited Investor Status, is truthful, accurate, correct, and complete as of the date set forth herein.

Subscription Agreement	3	U.S. Energy Corp.

(l) Participant is in full compliance with, and the Participant’s payment of the Purchase Price in connection with the Offering will be in full compliance with, all applicable U.S. laws, regulations, directives, and executive orders imposing economic sanctions, embargoes, export controls or anti-money laundering requirements, including but not limited to the following laws: (1) the International Emergency Economic Powers Act, 50 U.S.C. 1701-1706; (2) the National Emergencies Act, 50 U.S.C. 1601-1651; (3) section 5 of the United Nations Participation Act of 1945, 22 U.S.C. 287c; (4) Section 321 of the Antiterrorism Act, 18 U.S.C. 2332d; (5) the Export Administration Act of 1979, as amended, 50 U.S.C. app. 2401-2420; (6) the Trading with the Enemy Act, 50 U.S.C. app. 1 et seq.; (7) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56; and (8) Executive Order 13224 (Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism) of September 23, 2001. The Participant represents that the amounts invested by it in the Company in the Offering were not and are not directly or indirectly derived from activities that contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations (collectively, the “Regulations”). To the best of the Participant’s knowledge, none of: (1) the Participant; (2) any person controlling or controlled by the Participant; (3) if the Participant is a privately-held entity, any person having a beneficial interest in the Participant; or (4) any person for whom the Participant is acting as agent or nominee in connection with this investment is a country, territory, individual or entity named on an Office of Foreign Assets Control (“OFAC”) list, or a person or entity prohibited under the OFAC Programs. Participant will provide additional information or take such actions as may be necessary or advisable for the Company, in its sole judgment, to comply with any such Regulations.

(m) The Participant (on its own behalf and, if applicable, on behalf of any person for whose benefit the Participant is subscribing) acknowledges and consents to the fact the Company is collecting the Participant’s (and any beneficial purchaser’s) personal information pursuant to this Agreement. The Participant (on its own behalf and, if applicable, on behalf of any person for whose benefit the Participant is subscribing) acknowledges and consents to the Company retaining the personal information for as long as permitted or required by applicable law or business practices. The Participant (on its own behalf and, if applicable, on behalf of any person for whose benefit the Participant is subscribing) further acknowledges and consents to the fact the Company may be required by applicable securities laws and stock exchange rules to provide regulatory authorities any personal information provided by the Participant respecting itself (and any beneficial purchaser). By executing this Agreement, the Participant is deemed to be consenting to the foregoing collection, use and disclosure of the Participant’s (and any beneficial purchaser’s) personal information. The Participant also consents to the filing of copies or originals of any of the Participant’s documents described herein as may be required to be filed with any stock exchange or securities regulatory authority in connection with the transactions contemplated hereby. The Participant represents and warrants that it has the authority to provide the consents and acknowledgments set out in this paragraph on behalf of all beneficial purchasers.

(n) Each certificate or instrument representing securities issuable pursuant to this Agreement will be endorsed with the following legend:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT COVERING SUCH SECURITIES, THE TRANSFER IS MADE IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES WHICH IS REASONABLY SATISFACTORY TO THE COMPANY, STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

Subscription Agreement	4	U.S. Energy Corp.

3. Representations and Warranties by the Company. The Company represents and warrants to Participant that:

(a) Due Formation. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own or lease its properties and assets and to carry on its business as now being conducted. The Company is duly qualified as a foreign entity to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, other than those jurisdictions in which the failure to so qualify would not have a Material Adverse Effect on the business, operations or financial condition of the Company.

(b) Capitalization. The Company is authorized to issue an unlimited number of shares of common stock. The Company’s disclosure of its issued and outstanding capital stock in its most recent SEC Filing containing such information is accurate in all material respects as of the date indicated in such SEC Filing.

(c) Authority; Enforceability. This Subscription delivered together with this Subscription or in connection herewith have been duly authorized, executed, and delivered by the Company and are legal, valid and binding agreements, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and the Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (i) the authorization, execution and delivery of this Subscription, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares.

(d) No General Solicitation. Neither the Company, nor any of its affiliates, nor to its knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

(e) Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Subscription.

(f) No Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of this Subscription or the right of the Company to enter into it, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing.

(g) Valid Issuance. The Shares have been duly and validly authorized and, when issued and paid for pursuant to this Subscription, will be validly issued, fully paid and nonassessable, and shall be free and clear of all encumbrances and restrictions (other than those created by the Participant), except for restrictions on transfer set forth in the transaction documents or imposed by applicable securities laws.

Subscription Agreement	5	U.S. Energy Corp.

(h) SEC Filings. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company as of the date of this Agreement, under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one year preceding the date hereof (collectively, the “SEC Filings”). At the time of filing thereof, the SEC Filings complied in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder. All material agreements to which the Company is a party or to which the property or assets of the Company is subject are included as part of or identified in the SEC Filings, to the extent such agreements are required to be included or identified pursuant to the rules and regulations of the SEC.

(i) Brokers and Finders. No Person will have, as a result of the transactions contemplated by this Subscription, any valid right, interest or claim against or upon the Company or Participant for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company, other than an advisor who will be compensated directly by the Company. Participant shall not have any obligation with respect to any fees, or with respect to any claims made by or on behalf of other Persons for fees, in each case of the type contemplated by this Section 3(i) that may be due in connection with the transactions contemplated by this Subscription.

4. Agreements to Indemnify.

(a) The Company agrees to indemnify and hold harmless the Participant and its Affiliates, and their respective directors, officers, members, managers, employees, and agents, from and against any and all losses, claims, damages, liabilities and expenses (including without limitation reasonable and documented attorney fees and disbursements and other documented out-of-pocket expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Company under this Subscription, and will reimburse any such Person for all such amounts as they are incurred by such Person solely to the extent such amounts have been finally judicially determined not to have resulted from such Person’s fraud or willful misconduct.

(b) Participant agrees to indemnify and hold harmless the Company and its Affiliates, and their respective directors, officers, members, managers, employees, and agents, from and against any and all Losses to which such Person may become subject as a result of any breach of representation, warranty, covenant or agreement made by or to be performed on the part of the Participant under this Subscription, and will reimburse any such Person for all such amounts as they are incurred by such Person.

5. Subscription Binding on Heirs, etc. This Subscription, upon acceptance by the Company, shall be binding upon the heirs, executors, administrators, successors and assigns of the Participant. If the undersigned is more than one person, the obligations of the undersigned shall be joint and several and the representations and warranties shall be deemed to be made by and be binding on each such person and his or her heirs, executors, administrators, successors, and assigns.

6. Execution Authorized. If this Subscription is executed on behalf of a corporation, partnership, trust or other entity, the undersigned has been duly authorized and empowered to legally represent such entity and to execute this Subscription and all other instruments in connection with the Securities and the signature of the person is binding upon such entity.

Subscription Agreement	6	U.S. Energy Corp.

7. Governing Law. This Subscription shall be construed in accordance with the laws of the State of Texas.

8. Dispute Resolution. In the event of any dispute arising out of or relating to this Subscription, then such dispute shall be submitted to binding arbitration with the Houston, Texas branch of the American Arbitration Association (“AAA”) to be governed by AAA’s Commercial Rules of Arbitration (the “AAA Rules”) and heard before one arbitrator. The parties shall attempt to mutually select the arbitrator. In the event they are unable to mutually agree, the arbitrator shall be selected by the procedures prescribed by the AAA Rules. Notwithstanding anything in the AAA Rules to the contrary, discovery shall be limited exclusively to the mutual production of documents, and written submissions to the arbitrator shall be limited to one brief from each party and one responsive brief from each party.

9. Further Assurances. The Company and Participant hereby covenant that they will, whenever and as reasonably requested by the other party, do, execute, acknowledge and deliver any and all such other and further acts, deeds, confirmations, and any instruments of further assurance, approvals and consents as may reasonably be requested in order to complete, insure and perfect the transactions contemplated herein.

10. Commercially Reasonable Efforts. Each party shall use commercially reasonable efforts to timely satisfy each of the conditions to the Closing, subject to the Company’s ability to reject this Subscription pursuant to Section 1(f) hereof. No party shall intentionally perform or fail to perform any act that, if performed or omitted to be performed, would prevent or excuse the performance of this Agreement or any of the transactions contemplated hereby, subject to the Company’s ability to reject this Subscription pursuant to Section 1(f) hereof.

11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

12. Entire Agreement, Amendments and Waivers. This Agreement constitutes the entire agreement of the parties regarding the subject matter of the Agreement and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter hereof. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party hereto unless set forth in a document duly executed by such party or an authorized agent of such party.

13. Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders.

Subscription Agreement	7	U.S. Energy Corp.

14. Counterparts, Effect of Facsimile, Emailed and Photocopied Signatures. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, may be executed in one or more counterparts, all of which shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party, each other party shall re execute the original form of this Agreement and deliver such form to all other parties. No Party shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each such party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

[Remainder of page left intentionally blank. Signature pages follow.]

Subscription Agreement	8	U.S. Energy Corp.

Subject to acceptance by the Company, the undersigned has completed this Subscription Agreement to evidence its subscription for the purchase of Shares of the Company, this 4th day of March, 2021.

PARTICIPANT:

APEG Energy II, LP

By:	APEG Energy II GP, LLC, its general partner

By:	/s/
Name:	Paul Haarman
Title:	Managing member of Angelus Private Equity Group, LLC, as sole member of Angelus Capital, LLC, as sole member of APEG Energy II GP, LLC, as general partner of APEG Energy II, LP

Tax Identification No.:

Jurisdiction of Organization: Texas

State of Principal Place of Operations: Texas

Investment Amount (# of Shares): 90,846

Purchase Price Paid ($): 382,535.65

Address for Notice: Delivery Instructions (if different from above):

Address for Notice:
2808 Flintrock Trace, Suite 373
Austin, TX 78738

Attention:	Paul Haarman

Subscription Agreement	9	U.S. Energy Corp.

The Company has accepted this Subscription this 4th day of March, 2021.

“COMPANY”

U.S. ENERGY CORP.,
a Wyoming corporation

By:	/S/

Name:	Ryan Smith

Title:	CEO

Address for notice:

U.S. Energy Corp.
675 Bering Dr, Suite 390,
Houston, Texas 77057
Attn: Chief Executive Officer

Subscription Agreement	10	U.S. Energy Corp.

Exhibit A

CERTIFICATE OF ACCREDITED INVESTOR STATUS

The undersigned, has indicated that it is an “accredited investor,” as that term is defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), by initialing the appropriate box below. This Certificate of Accredited Investor Status is being executed at the request of U.S. Energy Corp., a Wyoming corporation (the “Company”), in order to allow the undersigned to subscribe for shares of restricted common stock of the Company and for the Company to confirm an exemption from registration under Regulation D under the Securities Act of 1933, as amended (the “Securities Act”) for such offering.

______	a bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”); an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, and such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are “accredited investors”;

____	a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

____	an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

____	a natural person whose individual net worth, or joint net worth with the undersigned’s spouse, at the time of this purchase exceeds $1,000,000. For purposes of this item, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Securities are purchased, but includes (i) any mortgage amount in excess of the home’s fair market value and (ii) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Securities for the purpose of investing in the Securities;

____	a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with the undersigned’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

Subscription Agreement	U.S. Energy Corp.

____	a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment;

____	an entity in which all of the equity holders are “accredited investors” by virtue of their meeting one or more of the above standards; or

____	an individual who is a director or executive officer of U.S. Energy Corp.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Accredited Investor Status as of March 4, 2020.

APEG Energy II, LP

By:	APEG Energy II GP, LLC, its general partner

By:	/s/
Name:	Paul Haarman
Title:	Managing member of Angelus Private Equity Group, LLC, as sole member of Angelus Capital, LLC, as sole member of APEG Energy II GP, LLC, as general partner of APEG Energy II, LP

Subscription Agreement	U.S. Energy Corp.